PCI RETAILER AGREEMENT


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VENDOR:                                                     RETAILER:
PREMIUM CIGARS INTERNATIONAL, LTD.                          Prestige Stations, Inc., a Delaware Corp. ("PSI")
11259 East Via Linda, Suite #100-102
602-657-0200 (Office) 602-661-6026 (Facsimile)
800-PCI-1001 (Toll Free)                                    (  )                (   )                     fax
                                                            ----------------------------------------------
                                                            CONTACT PERSON:
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Effective Date:            May 22         , 1997
                  ------------------------

         1. TERM OF AGREEMENT. The initial term of this Agreement shall be for two (2) calendar years from the Effective Date (the "First Term"). This Agreement shall automatically renew at the expiration of the First Term for up to three (3) additional one (1) year terms (each an "Additional Term") if Retailer and Vendor agree in writing, prior to the end of the then existing First Term or Additional Term, to such renewal. Notwithstanding the foregoing, either Retailer or Vendor may terminate this Agreement at any time upon (i) one hundred twenty (120) days written notice to the other party for any reason or
(ii) thirty (30) days written notice to the other party that such other party has breached the other party's obligations under this Agreement and such breach is not cured by the other party within fifteen (15) calendar days of the other party's receipt of such notice.

         2. GENERAL RETAILER OBLIGATIONS. Retailer agrees to use its best efforts during the term of this Agreement to promote, in all lawful ways, the marketing and sale of Vendor's products (the "Vendor Products") to Customers at each retail location of Retailer listed on Exhibit "A" attached hereto currently located in the States of Washington or Oregon (each a "Retail Location"). Additional retail locations of Retailer may, at any time, be added by Retailer to Exhibit "A" hereto and each such additional shall be considered a Retail Location under this Agreement upon Vendor's receipt of written notice from Retailer of such addition. Retailer shall conduct its operations at each Retail Location in a manner which shall not reflect adversely upon the reputation, quality or credibility of Vendor or the Vendor Products. Furthermore, in the event that Retailer becomes aware of any complaints, charges or claims concerning Vendor or the Vendor Products. Retailer shall, if commercially reasonable, notify Vendor of such complaints or claims. Retailer shall comply with all applicable federal, territorial, state and local laws and regulations in performing its duties hereunder.

         3. HUMIDORS. All Vendor Products shall only be displayed in and sold from humidors or other display units (each a "Vendor Humidor" and collectively "Vendor Humidors") provided or sold to Retailer by Vendor or an authorized distributor of Vendor Products (a "Vendor Distributor") pursuant to this Agreement. Either Vendor or a Vendor Distributor shall provide Retailer with the Vendor Humidors required for the sale of Vendor Products at each Retail Location. Neither Vendor nor the Vendor Distributor shall charge Retailer for the first Vendor Humidor required for each display position at a Retail Location (each a "First Vendor Humidor" and collectively "First Vendor Humidors").
Retailer shall be responsible for the care and maintenance of all Vendor Humidors placed in or at a Retail Location. Any and all damaged, lost or stolen Vendor Humidors shall be repaid or replaced by Vendor or Vendor Distributor, with the cost of any such repairs or replacements being charged to and paid by Retailer. Any replacement of Vendor Humidors for which Retailer is charged, shall be made at a cost equal to Vendor's * for such Vendor Humidors as specified by the current PCI product list, which such cost being prorated over a
* period beginning on the date such Vendor Humidor was first delivered to Retailer in its original condition. Notwithstanding the foregoing, any repair or replacement

* Confidential portions omitted and filed separately with the Commission.
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of a Vendor Humidor due to  manufacturing  defects or normal wear and tear shall be made by Vendor or a Vendor Distributor at no charge or cost to Retailer.

         4. HUMIDOR PLACEMENT. Retailer agrees to have at least one (1) Vendor Humidor prominently displayed and easily accessible to customers at a location mutually agreed to by Vendor and Retailer.

         5. PRODUCTS AND DISPLAYS OWNERSHIP. Only Vendor Products may be placed in, on or attached to Vendor Humidors or sole in, on, from or attached to the Vendor Humidors. Retailer and each Retail Location shall display only Vendor provided or approved labels, displays or signs in, on or attached to the Vendor Humidors. All Vendor Humidors provided to Retailer pursuant to this Agreement, including replacements for damaged, lost or stolen Vendor Humidors shall be and shall remain the property of Vendor. Upon the termination of this Agreement for any reason, Retailer shall make available for return to Vendor, within thirty
(30) calendar days of such termination, all Vendor Humidors provided to Retailer pursuant to this Agreement. Any and all costs of the return of Vendor Humidors pursuant to this Section 5 shall be paid by Vendor.

         6. PAYMENT. Retailer shall pay for all Vendor Products placed in a Vendor Humidor at each Retail Location. Such payment shall be made by Retailer net * .

         7. RETAILER WARRANTIES AND REPRESENTATIONS. Retailer, represents and warrants the following to Vendor; (i) Retailer, at all times, shall hold all necessary federal, state, territorial and local licenses and permits (the "Retailer Permits") required for the sale, distribution and marketing of Vendor Products to customers in accordance with applicable law, (ii) each Retail Location shall, at all times, be properly licensed for the selling of Vendor Products sand all such sales by each Retail Location shall comply with applicable law; (iii) Retailer is in good standing under the laws of the state, territory and nation in which it is located, has all requisite corporate or organizational actions required for the performance of its obligations under this Agreement and (iv) Retailer's performance of its obligations under this Agreement will not violate any agreement or contract to which it is a party.

         8. POLICIES AND PROCEDURES. Retailer shall use commercially reasonable efforts to conform with and carry out the sales and marketing programs and policies established and modified by Vendor from time to time and mutually agreed to by Retailer and Vendor. Furthermore, any and all marketing or sales materials related to the Vendor Products shall be mutually agreed to by Retailer and Vendor prior to the use or distribution of such materials by Retailer. Retailer shall at no time engage in any unfair trade practices with respect to Vendor or the Vendor Products. Retailer shall refrain from communicating any representations, guarantees or warranties with respect to the Vendor Products, except those expressly authorized by Vendor in writing or are set forth written materials provided by Vendor.

         9. INDEPENDENT CONTRACTOR. Vendor and Retailer specifically agree that for all purposes hereunder, Retailer, is and shall be deemed to be, an independent contractor. Neither Retailer nor Retailer's employees, agents or representatives shall be deemed to be employees, agents or representatives of Vendor, nor shall any of them have the power to enter into any contract, agreement or obligation on behalf of Vendor or to otherwise legally bind Vendor in any way, or enlarge upon or extend an warranty or representation regarding Vendor Products beyond that made by Vendor or the manufacturer of such products. Retailer shall be responsible for obtaining and paying for any and all costs, bonds, insurance and licenses required for Retailer's distribution, sale and marketing of the Vendor Products. Retailer shall also be further responsible for the collection, payment and reporting of any and all taxes required to be paid and/or reported by Retailer by any federal, state, territorial of local government including but not limited to any and all sales, use tobacco, employee, withholding and valued added taxes.

* Confidential portions omitted and filed
separately with the Commission.
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         10. RELATED PRODUCTS. During the First Term of this Agreement, Retailer agrees not to sell or market either directly or indirectly, any premium cigars or sell or market any other cigars or cigar products in or from humidors.

         11. INDEMNIFICATION. Each party (the "Indemnifying Party") agrees to and does hereby fully indemnify and hold harmless the other party and any of the other party's affiliates, successors, assigns, officers, directors, shareholders, employees, and agents (collectively the "Indemnified Parties"). From and against any and all losses, damages, liabilities, obligations, judgments, settlements, costs and other expenses incurred or suffered by the Indemnified Parties by reason of the assertion of any claim or the institution of any litigation against them during the term of this Agreement or subsequent to its expiration or termination, which is directly or indirectly based upon or related to any acts or omissions of the Indemnifying party, the Indemnifying Party's employees or agents, or which are directly or indirectly based upon or related to any beach by the Indemnifying Party of this Agreement. The Indemnifying Party shall assume the defenses, at its sole expense, of any claim or litigation as to which it has an indemnification obligation hereunder. If the Indemnifying Party shall be obligated to reimburse the Indemnified Parties for any and all reasonable expenses (including, but not limited to, attorneys' fees) incurred in the defense of such claim or litigation, in addition to the Indemnifying Party's other indemnity obligations hereunder.

         12. PRODUCT REPLACEMENT. Vendor agrees to replace, at Vendor's cost and with the same or similar Vendor Products, any Vendor Products that are defective, damaged, spoiled or otherwise unfit for sale at the time of delivery to Retailer. Vendor further agrees to replace, at Vendor's cost and with other Vendor Products, any Vendor Products sold at a Retail Location that are (i) determined by mutual agreement of Vendor and Retailer to be inappropriate for the customer base of such Retail Location and (ii) not otherwise damages, spoiled or unfit for sale at the time of such replacement.

         13. DISCLAIMER OF IMPLIED WARRANTIES. Unless considered unenforceable or unlawful under applicable law, all implied warranties relating to any products sold by Vendor to Retailer. INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES FOR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE are hereby disclaimed. Vendor liability, if any, to Retailer for alleged defective products shall, under any legal or equitable theory, be limited to repair or replacement of a product, at the sole option of Vendor, and shall in no event include incidental, consequential or special damages.

         14. GOODWILL. Retailer agrees that it neither has, nor will acquire, any vested or proprietary right or interest with respect to the marketing and sale of Vendor Products, and that any such goodwill created or increased during the term of this Agreement shall be considered the property of Vendor. Retailer shall not be liable to Vendor for any consequential, incidental or specific damages related to such goodwill of Vendor.

         15. AGREEMENT TO PERFORM NECESSARY ACTS. Each party to this Agreement agrees to perform any further acts reasonably required under the terms of this Agreement and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement. This Agreement, together with any exhibits, schedules and other documents contemplated hereby, constitute the final written expression of all of the Agreements between the parties and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the exhibits, schedules and other documents contemplated hereby, shall be given no force or effect.

         16. GOVERNING LAW; ATTORNEYS' FEES. This Agreement has been made and entered into in the State of Washington and shall be construed in accordance with the laws of the State of Washington,

* Confidential portions omitted and filed separately with the Commission.
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United  States of America  excluding its choice of law  provisions.  The parties agree that the Superior Courts of Washington, King County shall be the proper and exclusive forum for any action relating to a dispute between the parties arising out of or related to, this Agreement. Each party consents to the in personam jurisdiction of said court. The prevailing party in any dispute arising under this Agreement shall be entitled to receive its costs, fees, and expenses, including attorneys' fees. Reasonable attorneys' fees shall be determined by the court and not a jury.

         17. NOTICES. The service of any notice provided for in this Agreement shall be complete and effective on the date such notice is received by facsimile delivered by same day or overnight courier (e.g. Federal Express) or placed in the United States Mail, certified or registered with return receipt requested, postage prepaid, and addressed to the respective parties as first written above.

         18. SECTION HEADING. The section headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

         19. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been included in the Agreement.

         20. BINDING ON SUCCESSORS AND ASSIGNS. Subject to the provisions herein, all covenants and agreements in this Agreement shall extend to and be binding upon the heirs, legal representatives, successors and assigns of the respective parties hereto.

         IN WITNESS WHEREOF the parties hereby agree to the above and execute this Agreements as of the Effective Date.

"Vendor"                                        "Retailer"

Premium Cigar International, Ltd.               Prestige Stations, Inc.


By:      /s/ Greg Lambrecht                     By:     /s/ [illegible]
   ------------------------                        --------------------------
   Its:  Secretary                                  Its: Mgr. ampm Marketing
       -----------                                      ----------------------
                                                         6-9-97



* Confidential portions omitted and filed
separately with the Commission.
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                                AM/PM STORE LIST
                             ALSO D.B.A. Prestige's

Store Number      Telephone     Address     City     St       Zip      Manager
------------      ---------     -------     ----     --       ---      -------

*                 *             *           *        *        *        *

[Information regarding 103 stores in Washington and Oregon]

* Confidential portions omitted and filed
separately with the Commission.
                                        5